UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2006
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51863	03-0491827
(Commission File No.)	(IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
      On November 8, 2006, each of the following executive officers of Vanda Pharmaceuticals Inc. (“Vanda”) established a stock trading plan for the sale of shares of common stock of Vanda in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Mihael H. Polymeropoulos, M.D., President and Chief Executive Officer; Steven A. Shallcross, Senior Vice President and Chief Financial Officer; and William D. Clark, Senior Vice President and Chief Business Officer.
      This type of trading plan generally allows a corporate insider to gradually diversify holdings of company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information. Consistent with Rule 10b5-1, Vanda’s securities trading policy permits personnel to implement Rule 10b5-1 trading plans provided that, among other things, such personnel are not in possession of any material nonpublic information at the time they establish such plans.
      Under each of these plans, the plan’s agent will undertake to sell specified numbers of shares periodically if the stock is trading above certain prearranged minimum prices. After implementation of the plans, the individuals will have no control over the timing of any sales under the plans. The earliest that any sale may occur under Dr. Polymeropoulos’ plan is the third week of January, 2007, and the termination date of the plan is December 31, 2007. The earliest that any sale may occur under Mr. Shallcross’ plan is January 16, 2007, and the termination date of the plan is December 31, 2007. The earliest that any sale may occur under Mr. Clark’s plan is February 1, 2007, and the termination date of the plan is December 31, 2007. Any sales under the plans will be publicly disclosed to the extent required by Rule 16a-3 of the Exchange Act.
      A maximum of 80,000 shares of Vanda common stock currently beneficially owned by Dr. Polymeropoulos may be sold pursuant to his trading plan. A maximum of 39,600 shares of Vanda common stock currently beneficially owned by Mr. Shallcross may be sold pursuant to his trading plan. A maximum of 19,200 shares of Vanda common stock currently beneficially owned by Mr. Clark may be sold pursuant to his trading plan.
      Vanda does not undertake to report Rule 10b5-1 trading plans that may be established by any of its officers, employees or directors in the future, or to report any modification, termination, transaction or other activity under any publicly announced plan, except to the extent required by law.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.

By:	/s/ STEVEN A. SHALLCROSS

Name: Steven A. Shallcross
Title: Senior Vice President, Chief Financial
Officer and Treasurer
Dated: November 8, 2006